UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 28, 2006

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32517	91-1997729

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1230 Calle Suerte
Camarillo, California 93012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 868-0461

Copies to:
Marc Ross, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02(b) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on the findings of our independent auditors, on February 27, 2006, we concluded that certain parts of our unaudited interim financial statements in our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005, initially filed with the Securities & Exchange Commission on February 16, 2006, should be restated. The error relates to an unrecorded discount on the debt for a beneficial conversion feature attributable to the convertible note payable to an officer of the Company and the amortization of that discount on the debt to interest expense.

With respect to the Company’s Balance Sheet, the error had the effect of overstating the value of the convertible note payable, overstating the total liabilities and overstating the total stockholders’ deficit at March 31, 2005, by a total of $661,357.

With respect to the Company’s Income Statement, the error had the effect of understating net loss and interest expense at March 31, 2005, by a total of $43,633.

We filed the original Form 10-QSB for the quarter ended March 31, 2005, on February 16, 2006.

We have discussed the matters disclosed in this filing with our independent registered public accountants, Malone & Bailey, PC.

Section 9 - Financial Statement and Exhibits.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 7	Description

(c)	Letter from Malone & Bailey, PC dated February 28, 2006, agreeing with the statements under Item 4.02(b) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

Date: February 28, 2006	By:	/s/Ari Markow
Name: Ari Markow
Title: President